                                                                  Exhibit 12




                       MAIN STREET SELECTED FINANCIAL DATA
                 Computations of Consolidated Ratios of Earnings
                                to Fixed Charges


                                                                                                                At or for the Six
                                                                                                              Months ended June 30,
                                                                                                              ---------------------
                                                                                                                 1999        1998
                                                                                                              ----------  ---------
Excluding interest of deposits:
                 Net income                                                                                      $ 4,383    $ 5,095
                 Income taxes (benefit)                                                                             -665      1,951
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                                                       7,372      2,426
                                                                                                              ----------  ---------
                 (a) Earnings                                                                                    $11,090    $ 9,472
                                                                                                              ==========  =========

Interest, excluding interest on deposits:                                                                          7,103      2,339
                 One-half rental charges                                                                             269         87
                 Preferred stock dividends
                 Capitalized interest
                                                                                                              ----------  ---------
                 (b) Fixed charges                                                                                 7,372      2,426
                                                                                                              ==========  =========

Consolidated ratios of earnings to fixed charges
                 excluding interest on deposits(a/b)                                                                1.50       3.90

Including interest on deposits:
                 Net income                                                                                      $ 4,383    $ 5,095
                 Income taxes                                                                                      -$665    $ 1,951
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                                                      23,181     14,849
                                                                                                              ----------  ---------
                 (c) Earnings                                                                                    $26,899    $21,895
                                                                                                              ==========  =========

Interest, including interest on deposits:                                                                         22,912     14,762
                 One-half rental charges                                                                             269         87

                 Preferred stock dividends
                 Capitalized interest
                                                                                                              ----------  ---------
                 (d) Fixed charges                                                                               $23,181    $14,849
                                                                                                              ==========  =========
Consolidated ratios of earnings to fixed charges
                 including interest on deposits(c/d)                                                                1.16       1.47



                                                                                            At or for the Year ended December 31,
                                                                                        -------------------------------------------
                                                                                          1998    1997     1996     1995      1994
                                                                                        -------  -------  -------  -------  -------
Excluding interest of deposits:
                 Net income                                                             $11,743  $ 9,329  $ 6,883  $ 4,311  $ 5,078
                 Income taxes (benefit)                                                   3,711    3,317    2,428    1,890    2,013
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                              6,190    5,033    2,094    1,373    1,648
                                                                                        -------  -------  -------  -------  -------
                 (a) Earnings                                                           $21,644  $17,679  $11,405  $ 7,574  $ 8,739
                                                                                        =======  =======  =======  =======  =======

Interest, excluding interest on deposits:                                                 5,996    4,859    1,914    1,213    1,543
                 One-half rental charges                                                    194      174      180      160      105
                 Preferred stock dividends
                 Capitalized interest
                                                                                        -------  -------  -------  -------  -------
                 (b) Fixed charges                                                        6,190    5,033    2,094    1,373    1,648
                                                                                        =======  =======  =======  =======  =======

Consolidated ratios of earnings to fixed charges
                 excluding interest on deposits(a/b)                                       3.50     3.51     5.45     5.52     5.30

Including interest on deposits:
                 Net income                                                             $11,743  $ 9,329  $ 6,883  $ 4,311  $ 5,078
                 Income taxes                                                             3,711    3,317    2,428    1,890    2,013
                 Fixed charges, excluding preferred
                    stock dividends and capitalized interest                             33,458   26,152   18,834   15,963   12,624
                                                                                        -------  -------  -------  -------  -------
                 (c) Earnings                                                           $48,912  $38,798  $28,145  $22,164  $19,715
                                                                                        =======  =======  =======  =======  =======

Interest, including interest on deposits:                                                33,264   25,978   18,654   15,803   12,519
                 One-half rental charges                                                    194      174      180      160      105
                 Preferred stock dividends
                 Capitalized interest
                                                                                        -------  -------  -------  -------  -------
                 (d) Fixed charges                                                      $33,458  $26,152  $18,834  $15,963  $12,624
                                                                                        =======  =======  =======  =======  =======

Consolidated ratios of earnings to fixed charges
                 including interest on deposits(c/d)                                       1.46     1.48     1.49     1.39     1.56
